As filed with the United States Securities and Exchange Commission on April 13, 2006
Registration No. 333-131766

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3/A
Amendment No. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MDI, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	75-2626358 (I.R.S. Employer Identification Number)
9725 DATAPOINT DRIVE, SUITE 200
SAN ANTONIO, TEXAS 78229
(210) 477-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
RICHARD A. LARSEN
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
9725 Datapoint Drive
Suite 200
San Antonio, Texas 78229
(210) 582-2664
(Name, address, including zip code, and telephone number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

To be completed, dated April 13, 2006
Prospectus
MDI, INC.
2,000,000 SHARES OF COMMON STOCK
     On December 8, 2005, the Company entered into a letter agreement with Minh Phan (“Phan”) and Ecomatrix Funding, Inc., pursuant to which the Company agreed to purchase selected assets and intellectual property rights used in the business conducted by Advanced Security Link (“ASL”) of Costa Mesa, California. The transaction, as described above, closed on January 6, 2006 and the Company issued to Ecomatrix Funding, Inc. 2,000,000 shares of its common stock. This prospectus relates to the resale from time to time by the Selling Stockholder described in the section entitled “Selling Stockholder,” of up to 2,000,000 shares of our common stock issued as consideration in the Company’s acquisition of the ASL assets.
     The resale of the shares of common stock will be as described in the section entitled “Plan of Distribution.” Our common stock is currently traded on The NASDAQ Capital Market under the symbol “MDII.” The closing price of our common stock on The NASDAQ Capital Market on April 12, 2006 was $1.20 per share.
     These securities involve a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.
     Our principal executive office is located at 9725 Datapoint Drive, Suite 200, San Antonio, Texas 78229, and our telephone number is (210) 477-5400.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
     This prospectus is dated                     , 2006

ABOUT THIS PROSPECTUS
     You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Documents by Reference.” You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.
 i

THE COMPANY
     The following is only a summary. We urge you to read this entire prospectus, including the information incorporated by reference from our other filings with the SEC.
Overview
     The Company was reincorporated in Delaware in 1995 as Ultrak, Inc. On December 20, 2002, following stockholder approval, the Company sold its closed-circuit television business to Honeywell International, Inc. and changed its name to American Building Control, Inc. in connection with such sale.
     On July 1, 2004, the Company sold its SecurityandMore and Industrial Vision Source distribution businesses to Mace Security International, Inc.
     On September 22, 2004, the Company changed its name to MDI, Inc. The Company’s trading symbol was changed from ABCX to MDII effective September 27, 2004.
     The Company raised approximately $4,000,000 in a private offering in August 2005 through the sale of 2,900,000 shares of its Common stock and it issued warrants for the purchase of 1,571,800 shares of its Common stock at a price of $3.14 per share. On September 8, 2005, the Company filed with the SEC a registration statement on Form S-3 covering the resale of the shares and warrants which became effective on September 21, 2005.
     MDI is a manufacturer of high-grade access control solutions for both the enterprise and small to mid-sized markets. The Company promotes their solutions via global dealer channels and partners with a strong end-user referral base.
The Offering
     This prospectus relates to the resale from time to time of up to 2,000,000 shares of our common stock issued in a private placement to the Selling Stockholder. The Company will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholder.

RISK FACTORS
     Before you decide to invest, you should consider carefully the risks described below, together with the other information contained or incorporated by reference in this prospectus. Any or all of these factors or others not mentioned below could affect our business or our prospects. The risks and uncertainties we have described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
     This section includes or refers to forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements in the section of this prospectus entitled “Forward-Looking Statements.”
General Risks and Risks Related to our Business
If we do not raise additional capital, we may need to substantially reduce the scale of our operations and curtail our business plan.
     Our business plan involves growing through acquisitions and internal development, each of which requires significant capital. Our capital requirements also include working capital for daily operations and significant capital for inventory purchases. We have a history of net losses. To the extent that we lack cash to meet our future capital needs, we will need to raise additional funds through significant additional equity and/or debt financings, which may result in significant increases in leverage and interest expense and/or substantial dilution of our outstanding equity. If we are unable to raise additional capital, we may need to substantially reduce the scale of our operations and curtail our business plan.
If we are not able to manage growth, our business plan may not be realized.
     Our business objectives include developing our current lines of business, both internally and through acquisitions, if we can do so under advantageous terms. As such, our business plan is predicated on growth. If we succeed in growing, it will place significant burdens on our management and on our operational and other resources. For example, it may be difficult to assimilate the operations and personnel of an acquired business into our existing business; we must integrate management information and accounting systems of an acquired business into our current systems; our management must devote its attention to assimilating the acquired business, which diverts attention from other business concerns; we may enter markets in which we have limited prior experience; and we may lose key employees of an acquired business. We will also need to attract, train, motivate, retain, and supervise senior managers and other employees. If we fail to manage these burdens successfully, one or more potential acquisitions could be unprofitable, the shift of our management’s focus could harm our other businesses, and we may be forced to abandon our business plan, which relies on growth.
We have reported net losses in the past. If we continue to report net losses, the price of our common stock may decline, or we could go out of business.
     For the year ended December 31, 2005, we reported a net loss. If we continue to generate losses, we could ultimately be forced to discontinue operations. In addition, future losses could result in a lack of liquidity, as well as lower stock prices.
If we lose the services of our executive officers, our business may suffer.
     If we lose the services of one or more of our executive officers and do not replace them with experienced personnel, that loss of talent and experience will make our business plan, which is dependent on active growth and management, more difficult to implement. J. Collier Sparks is our Chief Executive Officer and President and Richard A. Larsen is our general counsel and secretary. On January 6, 2006, Jon D. Greenwood resigned as the chief financial officer and treasurer. The functions that had been performed by Mr. Greenwood are being handled by existing internal staff of the Company under the supervision of Peter Knepper, a Board member who is acting as Interim Chief Financial Officer. Mr. Sparks and Mr. Larsen are each working on a month-to-month at-will basis, without employment agreements. Messrs. Sparks and Larsen each have been involved in our management for several years and would be difficult to replace. In addition, we do not maintain key-man life insurance policies on our executive officers.
If our insurance is inadequate, we could face significant losses.
     We maintain various insurance coverages for our assets and operations. These coverages include property coverages, including business interruption protection for each location. We maintain commercial general liability coverage. We also maintain workers’ compensation policies in every state in which we operate. While we believe such policies to be adequate, there can be no assurance that our insurance will provide sufficient coverage in the event a claim is made against us, or that we will be able to maintain in place such insurance at reasonable prices. If our insurance coverage is exceeded by (or does not cover) a claim, we will have to pay the uncovered liability directly. In the event that we were required to directly pay a claim, our income would be significantly reduced, and in the event of a large claim, we could go out of business.
If we are not able to operate our security products business effectively, our business will suffer.
     There are numerous risks associated with the our security products business that may prevent us from operating profitably, including, among others: risks associated with unanticipated liabilities of any acquired companies; risks relating to the size and number of competitors in the electronic security product market, many of whom may be more experienced or better financed; risks associated with the costs of entering into new markets and expansion of product lines in existing markets; risks associated with rapidly evolving technology and having inventory become obsolete; risks associated with purchasing inventory before having orders for that inventory; risks attendant to locating and maintaining reliable sources of OEM products and component supplies in the electronic surveillance industry; risks related to retaining key employees involved in future technology development and communications with OEM suppliers; and risks associated with developing and introducing new products in order to maintain competitiveness in a rapidly changing marketplace. We also expect that there will be costs related to product returns and warranties and customer support that we cannot quantify or accurately estimate.
We could become subject to litigation regarding intellectual property rights, which could seriously harm our business.
     Although we are not now the subject of any such actions, third parties may in the future assert against us infringement claims or claims that we have violated a patent or infringed upon a copyright, trademark or other proprietary right belonging to them. If such infringement were found to exist, a party could seek an injunction preventing the use of their intellectual property. In addition, if an infringement by us were found to exist, we may attempt to acquire a license or right to use such technology or intellectual property. However, it is possible that no such rights will be available, or will not be available upon terms deemed to be reasonable by us. Any infringement claim, even if not meritorious and/or covered by an indemnification obligation, could result in the expenditure of a significant amount of our financial and managerial resources.
If our original equipment manufacturers fail to adequately supply our products, our security products sales may suffer.
     Many of our products are manufactured on an OEM basis. Reliance upon OEMs, as well as industry supply conditions, generally involves several risks, including the possibility of defective products (which can adversely affect our reputation for reliability), a shortage of components and reduced control over delivery schedules (which can adversely affect our distribution schedules), and the possibility of increases in component costs (which can adversely affect our profitability).

     We have some single-sourced manufacturer relationships, either because alternative sources are not readily or economically available or because the relationship is advantageous due to performance, quality, support, delivery, capacity, or price considerations. If these sources are unable or unwilling to manufacture our products in a timely and reliable manner, we could experience temporary distribution interruptions, delays, or inefficiencies, adversely affecting our results of operations. Even where alternative OEMs are available, qualification of the alternative manufacturers and establishment of reliable suppliers could result in delays and a possible loss of sales, which could affect operating results adversely.
Risks Related to our Stock
By further increasing the number of shares of our common stock that may be sold into the market, this offering could cause the market price of our common stock to drop significantly, even if our business is doing well.
     On January 6, 2006, we completed the purchase of selected assets and intellectual property of ASL pursuant to which the Company issued to the Selling Stockholder 2,000,000 shares of our common stock. We are registering for resale the shares of common stock.
     The 2,000,000 shares of common stock covered by this prospectus represent approximately 10.2% of the total number of our shares of common stock that are currently issued and outstanding. Sales of these shares in the public market, or the perception that future sales of these shares could occur, could have the effect of lowering the market price of our common stock below current levels and make it more difficult for us and our shareholders to sell our equity securities in the future.
Our stock price has been, and likely will continue to be, volatile and your investment may suffer a decline in value.
     The market prices for securities of companies quoted on The NASDAQ Capital Market, including our market price, have in the past been, and are likely to continue in the future to be, very volatile. That volatility depends upon many factors, some of which are beyond our control, including:
•	announcements regarding the results of expansion or development efforts by us or our competitors;

•	announcements regarding the acquisition of businesses or companies by us or our competitors;

•	technological innovations or new commercial products developed by us or our competitors;

•	changes in our, or our suppliers’, intellectual property portfolio;

•	issuance of new or changed securities analysts’ reports and/or recommendations applicable to us or our competitors;

•	additions or departures of our key personnel;

•	operating losses by us;

•	actual or anticipated fluctuations in our quarterly financial and operating results and the degree of trading liquidity in our common stock; and

•	our ability to maintain our common stock listing on the Nasdaq Capital Market.

     One or more of these factors could cause a decline in our revenue and income or in the price of our common stock, thereby reducing the value of an investment in our Company.
If we lose our listing on the NASDAQ Capital Market, our stock will become significantly less liquid and its value may be affected.
     The common stock of the Company is listed on the NASDAQ Capital Market. All companies listed on the NASDAQ Capital Market must meet the standards that NASDAQ adopts. One such standard is that the stock trade at a price that is $1.00 per share or higher on a consistent basis. When the price of a company’s stock falls below the $1.00 per share minimum for 30 consecutive days, that company usually receives a letter from NASDAQ advising it that to regain compliance with the NASDAQ bid price standard, the closing bid price of its stock must be back at $1.00 per share for 10 consecutive business days during the next 180 calendar days. These standards are described in NASDAQ Marketplace Rule 4310 (the “Rule”). The Company received a letter from NASDAQ on November 17, 2005 advising it that it would be given an initial 180 calendar days, or until May 16, 2006, to regain compliance with the Rule by maintaining a closing bid price of its stock of $1.00 or more for a minimum of 10 consecutive business days. In that letter, NASDAQ said it will notify the Company once it is back in compliance with that NASDAQ standard.
     On February 16, 2006, the Company received a letter from the NASDAQ Stock Market notifying the Company that the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days, and that the Company has regained compliance with the minimum bid price requirement for continued listing on the NASDAQ Stock Market and is today in compliance with the NASDAQ minimum bid price standard. However, the listing on the NASDAQ Capital Market could be lost if the Company fails to remain in compliance with the requirements of the NASDAQ Marketplace Rules.
Because we are a Delaware corporation, it may be difficult for a third party to acquire us, which could affect our stock price.
     We are governed by Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an entity that is an “interested stockholder” for a period of three years, unless approved in a prescribed manner. This provision of Delaware law may affect our ability to merge with, or to engage in other similar activities with, some other companies. This means that we may be a less attractive target to a potential acquirer who otherwise may be willing to pay a premium for our common stock above its market price.
If we issue our authorized preferred stock, the rights of the holders of our common stock may be affected and other entities may be discouraged from seeking to acquire control of our Company.
     Our certificate of incorporation authorizes the issuance of up to 2 million shares of “blank check” preferred stock that could be designated and issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt. 195,351 shares of preferred stock are currently outstanding. It is not possible to state the precise effect of preferred stock upon the rights of the holders of our common stock until the board of directors determines the respective preferences, limitations, and relative rights of the holders of one or more series or classes of the preferred stock. However, such effect might include: (i) reduction of the amount otherwise available for payment of dividends on common stock, to the extent dividends are payable on any issued shares of preferred stock, and restrictions on dividends on common stock if dividends on the preferred stock are in arrears, (ii) dilution of the voting power of the common stock to the extent that the preferred stock has voting rights, and (iii) the holders of common stock not being entitled to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.
     The “blank check” preferred stock may be viewed as having the effect of discouraging an unsolicited attempt by another entity to acquire control of us and may therefore have an anti-takeover effect. Issuances of authorized preferred stock can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make an acquisition of a company more difficult or costly. Such an issuance, or the perceived threat of such an issuance, could discourage or limit the stockholders’ participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.
Our policy of not paying cash dividends on our common stock could negatively affect the price of our common stock.
     We have not paid in the past, and do not expect to pay in the foreseeable future, cash dividends on our common stock. We expect to reinvest in our business any cash otherwise available for dividends. Our decision not to pay cash dividends may negatively affect the price of our common stock.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and can be identified by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” that may cause our, or our industries’, actual results, levels of activity, performance or achievements to vary from those expressed or implied by such forward-looking statements. Before deciding to purchase our common stock you should carefully consider the risks described in the “Risk Factors” section, in addition to the other information set forth in this prospectus and the documents incorporated by reference herein.
     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law.
USE OF PROCEEDS
     We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders.
SELLING STOCKHOLDERS
     This prospectus relates to 2,000,000 shares of our currently outstanding common stock. The transfer of these shares is being registered for offer and sale, from time to time, by or for the account of the stockholder named below (the “Selling Stockholder”).
     The table below provides the following information:
•	the name of the Selling Stockholder as of the date of this prospectus;

•	the number of shares of common stock that the holder may offer and sell from time to time under this prospectus; and

•	the number of shares of common stock beneficially owned by such holder as of the date of this prospectus and as of the completion of the offering to which this prospectus relates, in each case as determined in accordance with applicable rules promulgated by the SEC.

     The information presented in this table assumes that the Selling Stockholder will sell all of the shares offered under this prospectus. However, because the Selling Stockholder may sell all, some, or none of their shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the Selling Stockholder or that will be held by the Selling Stockholder after completion of the offering to which this prospectus relates.
     This table is prepared based upon information supplied to us by the Selling Stockholder. However, since the date on which the information in this table is presented, the Selling Stockholder listed in this table may have sold or transferred, in transactions exempt from registration requirements of the Securities Act, some or all of their shares or may have acquired additional shares. The shares covered by this prospectus may be offered from time to time by the Selling Stockholder named below or by its pledgees, donees, transferees, or other successors in interest. Information concerning the Selling Stockholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary or required.

Number of
	Shares	Number of	Shares Beneficially
	Beneficially	Outstanding	Owned if all
	Owned Before	Shares	Registered Shares
Selling Stockholder	Registration	Registered	Are Sold
			Number	Percent
Ecomatrix Funding, Inc.	2,000,000	2,000,000	—	—
     To our knowledge, neither the Selling Stockholder nor any of its affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.
PLAN OF DISTRIBUTION
     The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares covered by this prospectus. If any such pledgees, assignees and successors-in-interest wish to sell shares under this prospectus, we will file a supplement or amendment to identify those sellers. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.
     The Selling Stockholder may sell shares of common stock directly to purchasers from time to time. Alternatively, it may from time to time offer the common stock to or through underwriters, broker–dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder or the purchasers of such common stock for whom they may act as agents.
     Such sales may be made on any stock exchange, quotation system (including the NASDAQ Markets), market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange or quotation system (including the NASDAQ Markets);

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
     The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.
     The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of our common stock by the Selling Stockholder. Because the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.
     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.
     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL OPINION
     Gardere Wynne Sewell LLP, Dallas, Texas, has issued an opinion for us on the validity of the shares being offered by this prospectus.
EXPERTS
     Our consolidated financial statements as of and for the year ended December 31, 2005, incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, have been so incorporated in reliance on the report of Helin, Donovan, Trubee & Wilkinson, LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. Our consolidated financial statements as of December 31, 2004 and for the years ended December 31, 2003 and 2004, incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, have been so incorporated in reliance on the report of Grant Thornton LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. In addition, our stock is listed for trading on The Nasdaq Capital Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006. Information about the Company can be found on our website at http://www.mdisecure.com.
     We filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act which registered the shares covered by this prospectus for resale by the Selling Stockholder. This prospectus is a part of the registration statement. This prospectus does not contain all of the information shown in the registration statement because we have omitted some portions of the prospectus as permitted by the Securities and Exchange Commission’s rules and regulations. Statements contained in this prospectus as to any contract or other documents’ contents are not necessarily complete. In each instance, if the contract or document is filed as an exhibit to the registration statement, the affected statement is qualified, in all respects, by reference to the applicable exhibit to the registration statement. For further information about us and our shares, we refer you to the registration statement and the exhibits and schedules that you may obtain from the Securities and Exchange Commission at its principal office in Washington, D.C. after you pay the Securities and Exchange Commission’s prescribed fees.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information we have incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will update and supersede automatically this information. We incorporate by reference the following documents, which we have filed already with the Securities and Exchange Commission, and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Selling Stockholder sells all of the shares covered by this prospectus:

1.	Our annual report on Form 10-KSB for the year ended December 31, 2005, filed on March 31, 2006.

2.	Our following current reports on Form 8-K:

(a)	Form 8-K dated January 10, 2006 and filed with the SEC on January 10, 2006.

(b)	Form 8-K dated February 2, 2006 and filed with the SEC on February 2, 2006.

3.	The description of our common stock contained in our Registration Statement on Form S-3, as filed with the SEC on November 18, 1996, including any amendments or reports filed for purposes of updating such description.

     You should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities.
     Any modified or superseded statement will not be deemed to constitute a part of this prospectus or any accompanying prospectus supplement, except as modified or superseded. Except as provided by the above-mentioned exceptions, all information appearing in this prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.
     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, after their written or oral request, a copy of any or all of the documents incorporated in this prospectus by reference, other than exhibits to the documents, unless the exhibits are incorporated specifically by reference in the documents. Requests for copies should be directed to:
Richard A. Larsen, Esq.
Senior Vice President, General Counsel & Secretary
MDI, Inc.
9725 Datapoint Drive
Suite 200
San Antonio, Texas 78229

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the estimated expenses payable by us in connection with this registration statement:

Securities and Exchange Commission Registration Fee	$214
Accounting, Legal and Miscellaneous Fees and Expenses	$15,000

Total	$15,214

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     We are organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise. A corporation may similarly indemnify the person in the case of actions or suits brought by or in the right of the corporation, except, unless otherwise ordered by the court, that no indemnification will be made in respect of any claim, issue, or matter as to which the person will have been adjudged to be liable to the corporation.
     A corporation may indemnify the person against expenses including attorneys’ fees, and judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification will be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. The determination will be made:
(1)	by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum;

(2)	if no directors were parties, or if the directors so direct, by independent legal counsel in a written opinion; or

(3)	by the stockholders.

     To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits, or otherwise, in defense of any claim, issue, or matter therein, the person will be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by law and requires advancement of expenses.
     Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability:
(1)	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

(2)	for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

(3)	for intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

(4)	for any transaction from which the director derived an improper benefit.
     Moreover, while this provision provides directors with protection against awards for monetary damages for breach of their duty of care, it does not eliminate the duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.
     Our certificate of incorporation does not provide for the limitation on liability permitted by Section 102(b)(7). We maintain directors and officers’ liability insurance.
     To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the above mentioned provisions, we have been informed that in the Securities and Exchange Commission’s opinion the indemnification is against public policy as expressed in that Act and is therefore unenforceable.
ITEM 16. EXHIBITS.
     The following Exhibits are filed as part of this registration statement:

Exhibit
Number	Document
4.1(1)	The Company’s Amended and Restated Certificate of Incorporation

4.2(2)	The Company’s Amended and Restated By-laws

5*	Opinion of Gardere Wynne Sewell LLP

23.1	Consent of Grant Thornton LLP

23.2*	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5)

23.3	Consent of Helin, Donovan, Trubee & Wilkinson, LLP

24*	Powers of Attorney

*	Previously filed.

(1)	Incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 31, 2005.

(2)	Incorporated by reference from Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 31, 2005.

ITEM 17. UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on April 13, 2006.

MDI, INC.

	By:	/s/ Richard A. Larsen Richard A. Larsen
Senior Vice President, General Counsel &
Secretary

Date: April 13, 2006

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

*	Chief Executive Officer and Director (Principal	Dated: April 13, 2006
J. Collier Sparks	Executive Officer)

*	Interim Chief Financial Officer, (Interim Principal	Dated: April 13, 2006
Peter Knepper	Financial and Accounting Officer)

*	Chairman of the Board	Dated: April 13, 2006
James Power

*	Director	Dated: April 13, 2006
Lance Borvansky

*	Director	Dated: April 13, 2006
Peter Knepper

*	Director	Dated: April 13, 2006
Carlo R. Loi

*	By: /s/ Richard A. Larsen As attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Document
4.1(1)	The Company’s Amended and Restated Certificate of Incorporation

4.2(2)	The Company’s Amended and Restated By-laws

5*	Opinion of Gardere Wynne Sewell LLP

23.1	Consent of Grant Thornton LLP

23.2*	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5)

23.3	Consent of Helin, Donovan, Trubee & Wilkinson, LLP

24*	Powers of Attorney

*	Previously filed.

(1)	Incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 31, 2005.

(2)	Incorporated by reference from Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 31, 2005.